Exhibit 99.(f)

POWER OF ATTORNEY

The undersigned, Robert C. Doll, Jr., Donald C. Burke, Donald W. Burton, John Francis O’Brien, David H. Walsh and Fred G. Weiss, the Directors/Trustees and/or the Officers of each of the registered investment companies listed in Appendix A hereto, or of the master trust in which such registered investment company invests, hereby authorize Robert C. Doll, Jr., Howard Surloff, Denis R. Molleur, Donald C. Burke, and Alice A. Pellegrino or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including post-effective amendments) for or on behalf of each registered investment company listed in Appendix A and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated:  February 16, 2007

/s/ Robert C. Doll, Jr.	/s/ Donald C. Burke
Robert C. Doll, Jr. (President/Principal Executive Officer/Director/Trustee)	Donald C. Burke (Vice President/Treasurer/Principal Financial and Accounting Officer)

/s/ Donald W. Burton	/s/ Fred G. Weiss
Donald W. Burton (Director/Trustee)	Fred G. Weiss (Director/Trustee)

/s/ John Francis O’Brien	/s/ David H. Walsh
John Francis O’Brien (Director/Trustee)	David H. Walsh (Director/Trustee)

APPENDIX A

Fund Name	Securities Act of 1933 File No.	Investment Company Act of 1940 File No.
BlackRock Basic Value Fund II, Inc.	333-38060	811-09957
BlackRock Basic Value Fund, Inc.	2-58521	811-02739
Master Basic Value Trust	N/A	811-10179
BlackRock Value Opportunities Fund, Inc.	2-60836	811-02809
Master Value Opportunities Trust	N/A	811-10095
BlackRock Balanced Capital Fund, Inc.	2-49007	811-02405
BlackRock Global Growth Fund, Inc.	333-32899	811-8327
BlackRock Natural Resources Trust	2-97095	811-4282
Merrill Lynch Ready Assets Trust	2-52711	811-2556
Merrill Lynch U.S.A. Government Reserves	2-78702	811-3534
Merrill Lynch U.S. Treasury Money Fund	33-37537	811-6211
BlackRock Series Fund, Inc.	2-69062	811-03091
Quantitative Master Series Trust	N/A	811-07855
BlackRock Index Funds, Inc.	333-15265	811-7899